Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-06378, No. 333-103888, No. 333-108149, No. 333-129640, No. 333-129733, No. 333-152662, No. 333-157729, No. 333-185886, No. 333-185887, No. 333-185889, No. 333-185890, No. 333-208658, No. 333-208660 and No. 333-208661 each on Form S-8, and Registration Statement No. 333-192115-03 on Form F-3 of our reports dated 26 April 2019, relating to the consolidated financial statements of WPP plc and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change in its method of accounting for revenue from contracts with customers for each of the three years in the period ended 31 December 2018 due to the adoption of International Financial Reporting Standard 15 Revenue from Contracts with Customers), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of WPP plc for the year ended 31 December 2018.

/s/ Deloitte LLP
Deloitte LLP
London, United Kingdom 26 April 2019